UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2011
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Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

121 East Fifth Street, Storm Lake, IA 50588
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
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Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2011, Meta Financial Group, Inc. (the “Company”), and its savings bank subsidiary, MetaBank (the “Bank”), each consensually entered into a Stipulation and Consent to Issuance of Order to Cease and Desist with the Office of Thrift Supervision (“OTS”). Also on July 15, 2011, MetaBank consensually entered into a Stipulation and Consent to the Issuance of an Order of Assessment of a Civil Money Penalty with the OTS (the “Bank CMP Order”). For purposes hereof, the Order to Cease and Desist to which the Company is subject is referred to as the “Company C&D Order;” the Order to Cease and Desist to which the Bank is subject is referred to as the “Bank C&D Order;” the Company C&D Order and Bank C&D Order are collectively referred to as the “C&D Orders.” Under the terms of the C&D Orders and the Bank CMP Order, the OTS acknowledges that the Company and the Bank neither admit nor deny the OTS' findings of fact in the C&D Orders and the Bank CMP Order or that grounds exist to initiate a proceeding. The C&D Orders relate to the settlement of previously disclosed enforcement matters in which the OTS had issued Supervisory Directives.

The Bank C&D Order provides, among other things, that:

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The Bank shall cease and desist from any action for or toward, causing, bringing about, participating in, counseling, or aiding and abetting (a) violations of certain laws and regulations cited in the OTS Report of Examination of the Bank, dated April 5, 2010 (the “OTS Report”), as specified in the Bank C&D Order and (b) unsafe or unsound practices that resulted in the Bank operating without adequate (i) internal controls, management information systems and internal audit reviews of its third party sponsorship arrangements; and (ii) information technology policies and procedures as described in the OTS Report;

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The Bank shall submit to the OTS Regional Director for the Central Region (the “Regional Director”) a written remuneration plan (the “Remuneration Plan”) to provide restitution in the total amount of $4,828,105 with respect to its iAdvance Line of Credit. The Remuneration Plan has been submitted and was approved by the Regional Director;

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The Bank shall not, without the prior written approval of the Regional Director (a) enter into any new third party relationship agreement concerning any credit product, deposit product (including prepaid cards), or automatic teller machine or materially amend any such existing agreement (except for amendments to achieve compliance with applicable laws, regulations or regulatory guidance); (b) originate, directly or through any third party, tax refund anticipation loans; (c) offer a tax refund transfer processing service directly or through any third party; or (d) offer or originate iAdvance lines of credit to new customers or permit draws on existing iAdvance lines of credit, either directly or through any third party. This requirement essentially restates requirements imposed earlier via Supervisory Directive;

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The Bank shall submit to the Regional Director written due diligence, monitoring, training and oversight procedures (the “Third Party Risk Management Program”) to review and risk assess each aspect of the Bank’s agreements with third party providers. Within 60 days of receipt of the Regional Director’s written acceptance notice of the Third Party Risk Management Program, the Bank must review each of its current sponsorship arrangements with third party providers. For each sponsorship arrangement that does not meet the requirements of the Third Party Risk Management Program, or in the event any third party provider is not meeting its obligations under the terms of an existing contract, the Bank shall prepare and submit to the Regional Director, within 60 days of completing its review, a written plan to address any identified deficiencies, which could include termination;

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The Bank must submit various reports and minutes to the Regional Director, including but not limited to minutes of its Third Party Risk Committee and the MPS Credit Committee, and various reports related to the Bank's business and capital plans;

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The Bank must submit various management and compliance plans and programs applicable to the Bank and its third parties that are subject to the approval of the Regional Director, including its BSA/AML policies, procedures and systems; a consumer compliance management program; a revised internal audit program; a director development plan; a plan for identifying, monitoring and controlling concentrations of assets and liabilities; a business and capital plan, including required future updates, analysis of variance reports, a review of risks affecting the Bank's ability to successfully implement the business and capital plan, and an internal audit program with board or committee responsibility to remedy any deficiencies;

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By August 31, 2011, the Bank shall ensure that all violations of law and/or regulation discussed in the OTS Report are corrected and that adequate policies, procedures and systems are established or revised and thereafter implemented to prevent future violations;

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The Bank shall (a) not, publish advertising using any type of media or make any representation that is inaccurate in any way or misrepresents the Bank’s products, services, contracts, investments or financial condition, and (b) shall ensure that its third party providers performing services on the Bank’s behalf do not publish advertising using any type of media or make any representation that is inaccurate in any way or misrepresents the Bank’s products, services, contracts, investments or financial condition; and

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The Bank shall (a) not make any golden parachute payment (as defined in the Bank C&D Order) unless the Bank has complied with the requirements of 12 C.F.R. Part 359; (b) comply with the prior notification requirements for changes in directors and senior executive officers (as defined in the Bank C&D Order) set forth in 12 C.F.R. Part 563, Subpart H; and (c) not enter into, renew, extend, or revise any contractual arrangement relating to compensation or benefits for any senior executive officer or director of the Bank, unless it first provides the Regional Director with not less than 30 days prior written notice of the proposed transaction.

The Company C&D Order provides, among other things, that:

•
The Company shall cease and desist from any action for or toward, causing, bringing about, participating in, counseling, or aiding and abetting unsafe or unsound practices resulting in the Company operating with (a) policies and procedures that are detrimental to the Company and (b) an inadequate level of capital protection to support the volume and risk characteristics of consolidated business lines and products;

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By August 31, 2011, the Company shall submit to the Regional Director a written plan for enhancing the consolidated capital of the Company (the “Company Capital Plan”). By December 31, 2011 and by December 31 of each year thereafter, the Company Capital Plan shall be updated and submitted to the Regional Director and shall incorporate the Company’s budget plan and cash flow projections for the next two fiscal years taking into account any revisions to the Company’s cash flow and operating policies;

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The Company shall notify the Regional Director regarding any material negative event affecting or that may affect the balance sheet, capital or cash flow of the Company within five days after such event;

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Within 60 days after the end of each quarter after implementation of the Company Capital Plan, the Company’s Board of Directors shall review written quarterly variance reports on the Company’s compliance with the Company Capital Plan;

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The Company shall not (a) declare, make, or pay any cash dividends or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase, or redeem any Company equity stock or (b) directly or indirectly, incur, issue, renew, rollover, or pay interest or principal on any debt (as defined in the Company C&D Order) or commit to do so, increase any current lines of credit, or guarantee the debt of any entity, in each case without the prior written non-objection of the Regional Director. It should be noted that the OTS did not object to the Company's July semi-annual interest payment of $211,358 with respect to its $10,000,000 First Midwest Capital Trust I trust preferred security;

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The Company shall ensure the Bank’s compliance with the terms of the Bank C&D Order and shall within 60 days after July 15, 2011 submit a written plan to strengthen Board oversight of the management and operations of the Bank; and

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The Company (a) shall not make any golden parachute payment unless the Company has complied with the requirements of 12 C.F.R. Part 359; (b) shall comply with the prior notification requirements for changes in directors and senior executive officers set forth in 12 C.F.R. Part 563, Subpart H; and (c) shall not enter into, renew, extend, or revise any contractual arrangement relating to compensation or benefits for any senior executive officer or director of the Company, unless it first provides the Regional Director with not less than 30 days prior written notice of the proposed transaction.

Each of the C&D Orders will remain in effect until terminated, modified or suspended in writing by the OTS.

Any material failure by the Company or the Bank to comply with the provisions of their respective C&D Order could result in further enforcement actions by the Office of the Comptroller of the Currency (“OCC”) following the integration of the OTS into the OCC on July 21, 2011, with respect to the Bank or the Federal Reserve Board following the transfer of the functions of the OTS related to thrift holding companies to the Federal Reserve Board on July 21, 2011, with respect to the Company. While the Company and the Bank intend to take such actions as may be necessary to comply with the requirements of the C&D Orders, there can be no assurance that the Company or the Bank will be able to comply fully with the C&D Orders, or that efforts to comply with the C&D Orders will not have adverse effects on the operations and financial condition of the Company or the Bank.

The Bank CMP Order provides, among other things, that the Bank shall pay the sum of $400,000 to the Treasury of the United States.

The foregoing descriptions of the C&D Orders and the Bank CMP Order do not purport to be complete and are qualified in their entirety by the terms and conditions of the Bank C&D Order, the Company C&D Order and the Bank CMP Order, copies of which are filed as Exhibits 10.2, 10.1 and 10.5, respectively, and are incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition

On July 18, 2011, the Company issued a press release announcing its results of operations and financial condition as of and for the three and nine months ended June 30, 2011. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated into this Item 2.02 by reference.

The information furnished pursuant to this Item 2.02, including related portions of Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Meta Financial Group, Inc. – Order to Cease and Desist, dated July 15, 2011

10.2	MetaBank – Order to Cease and Desist, dated July 15, 2011

10.3	Meta Financial Group, Inc. – Stipulation and Consent to Issuance of Order to Cease and Desist, dated July 15, 2011

10.4	MetaBank – Stipulation and Consent to Issuance of Order to Cease and Desist, dated July 15, 2011

10.5	MetaBank – Order of Assessment of a Civil Money Penalty, dated July 15, 2011

10.6	MetaBank – Stipulation and Consent to the Issuance of an Order of Assessment of a Civil Money Penalty, dated July 15, 2011

99.1	Press Release dated July 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ David W. Leedom
David W. Leedom
Executive Vice President, Secretary,
Treasurer and Chief Financial Officer

Dated: July 18, 2011

EXHIBIT LIST

Exhibit No.	Description
10.1	Meta Financial Group, Inc. – Order to Cease and Desist, dated July 15, 2011

10.2	MetaBank – Order to Cease and Desist, dated July 15, 2011

10.3	Meta Financial Group, Inc. – Stipulation and Consent to Issuance of Order to Cease and Desist, dated July 15, 2011

10.4	MetaBank – Stipulation and Consent to Issuance of Order to Cease and Desist, dated July 15, 2011

10.5	MetaBank – Order of Assessment of a Civil Money Penalty, dated July 15, 2011

10.6	MetaBank – Stipulation and Consent to the Issuance of an Order of Assessment of a Civil Money Penalty, dated July 15, 2011

99.1	Press Release dated July 18, 2011